BY-LAWS OF
                          EMC Energies, Inc.

                             ARTICLE 1

                       Corporate Identification

         1.01. Name. The corporation shall transact business under the name of EMC Energies, Inc.

         1.02. Corporate Offices. The Corporation shall maintain such offices, within or without the State of Nevada, as the Board of Directors may from time to time designate. The location of the principle office may be changed by the Board of Directors.

         1.03. Seal. The Board of Directors shall provide for a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the words "Corporate Seal."

         1.04. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of July, and shall end on the 30th day of June.

                               ARTICLE 2

                             Shareholders

         2.01. Place of Meetings. Meetings of the shareholders of the corporation shall be held at the principal office of the corporation, unless all shareholders entitled to vote agree in writing to meet elsewhere.

         2.02. Annual Meetings. The annual meeting of the shareholders shall be held at 10:00 o'clock a.m. on the first Tuesday of October each year.
    If this day is a legal holiday, then the meeting shall be held on the first following day that is not a legal holiday. A failure to hold the annual meeting shall not impair the ability of the corporation to act or transact business.

         2.03. Special Meetings. Special meetings of the shareholders may be called by the President or by the Board of Directors, and shall be called by the President upon the signed written request of the holders of ten percent or more of the outstanding shares of the corporation entitled to vote at the meeting. Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting of the shareholders.

         2.04. Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders, may be taken without a meeting if a consent, in writing, setting forth the action so taken is signed by a majority of the shareholders who would have been entitled to vote on the action had a meeting been held.

         2.05. Notice of Meetings. Written notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed to each shareholder who is entitled to vote at the meeting with the written or printed signature of the President and Secretary subscribed thereto, not less than ten nor more than sixty days before the date of the meeting. A waiver of the notice of any meeting, in writing, signed by the person entitled to the notice, whether before, at, or after the time stated therein, shall be deemed equivalent of such notice. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of the meeting.

         2.06. Closing of Transfer Books. For the purposes of determining the shareholders who are entitled to notice of or to vote at a meeting of shareholders or an adjournment thereof, or the shareholders who are entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days. If the stock transfer book shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         2.07. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of, and the number of shares held by each shareholder, which list, for the period between its compilation and the meeting for which it was compiled, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during normal business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the meeting. The original stock transfer book shall be prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         2.08. Quorum and Voting. A majority of the outstanding shares of the corporation entitled to vote, when represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time (but not to exceed sixty days) without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders sufficient to leave less than a quorum. Unless a greater vote on a particular matter is required by law, by the Articles of Incorporation, or by these Bylaws, a majority vote of the shares present and entitled to vote shall carry any action proposed or voted on at a shareholders' meeting.

         2.09. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's authorized attorney in fact. Such proxy may be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         2.10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine, provided, however, that no shares held by another corporation, the election of whose directors is controlled by this corporation, shall be entitled to vote.

         Shares held by an administrator, executor, guardian, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but a trustee shall not be entitled to vote shares so held without a transfer of such shares into the trustee's name.

         Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into the receiver's name if the authority to do so is contained in an appropriate order of the court by whom the receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

                              ARTICLE 3

                          Board of Directors

         3.01. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided by law or by the Articles of Incorporation.

         3.02. Number, Tenure, and Qualifications. The number of directors of the corporation shall be no less than one and no more than five. The number of directors may be changed only as provided in the Articles of Incorporation. Each director shall hold office until the next annual meeting of the shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of any particular state or shareholders of the corporation.

         3.03. Regular Meetings. A meeting of the Board of Directors shall be held without notice other than this provision immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.

         3.04. Special Meetings; Notice. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, wherever located, as the place for holding a special meeting of the Board of Directors called by them. Written notice of a special meeting shall be given to each director at least two days prior to a special meeting, except that if the written notice is mailed to a director or is given by telegram at least four days prior notice must be given, which notice shall be deemed given when mailed or telegraphed. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.05. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a written consent setting forth the action so taken is signed by all of the directors that would have been entitled to vote on the action had a meeting been held.

         3.06. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority be present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The directors present at a meeting may continue to transact business until adjournment not withstanding the withdrawal of directors sufficient to leave less than a quorum.

         3.07. Voting Requirements. Except as otherwise provided by law, in the Articles of Incorporation, or in these Bylaws, a majority vote of the directors present at a meeting at which a quorum is present shall be required for an act or resolution under consideration to constitute an act or resolution of the Board of Directors.

         3.08. Vacancies. Any vacancy occurring in the Board of Directors shall be filled by the Board of Directors until an annual meeting is held and new directors are elected by the shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose. A director chosen to fill a vacancy resulting from an increase in the number of directors shall hold office until the director's successor shall have been elected and qualified.

         3.09. Compensation. By resolution of the Board of Directors the directors may be paid their expenses, if any, for attendance at any meeting of the Board of Directors, and, if such compensation is approved by a majority vote of the shareholders entitled to vote, may be paid a fixed sum for attendance at any meeting of the Board of Directors or a stated salary as director. No payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         3.10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the dissent of the director shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action before adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of the action dissented to.

         3.11. Removal of Directors. At a special meeting of the shareholders called expressly for that purpose, Directors may be removed in the manner provided in this section. One or more directors or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. No director may be removed if the votes cast against a director's removal would be sufficient to elect the director if cumulatively voted at an election of the entire Board of Directors. A director shall be entitled to receive notice of and a hearing with respect to his or her removal for cause.

         3.12. Standards of Conduct. A director shall discharge his or her duties as a director, including his or her duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and in a manner that he or she reasonably believes to be in the best interests of the corporation.

         In discharging his or her duties a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

              (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

              (2) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or

              (3) a committee of the board of directors of which the director is not a member if the director reasonably believes the committee merits confidence.

         A director is not acting in good faith if the director has knowledge concerning the matter in question that makes otherwise permissible reliance unwarranted.

         A director is not liable for any action taken as a director, or any failure to take any action, if he or she performed the duties of office in compliance with this section.

                               ARTICLE 4

                               Officers

         4.01. Number, Election and Tenure. The officers of the corporation shall be a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. All officers of the corporation shall serve at the pleasure of the Board of Directors for the compensation fixed under Section 4.09 of these Bylaws. Any two or more offices may be held by the same person, except as otherwise provided by law.

         4.02. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4.03. Vacancies. Whenever a vacancy shall occur in any office by reason of death, resignation, increase in number of offices of the corporation, or otherwise, the vacancy shall be filled by the Board of Directors, and the officer so elected shall hold office as provided in
    Section 4.01 of these Bylaws.

         4.04. President. The President shall be the principal executive officer of the corporation, and, subject to the control of the Board of Directors, shall have general control of the business, affairs, and property of the corporation, and control over its agents, officers, and employees. The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors, and shall perform such other duties and exercise such other powers as from time to time may be assigned to the President by these Bylaws or by the Board of Directors.

         4.05. Vice President. The Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as from time to time may be assigned to the Vice President by these Bylaws or by the Board of Directors.

         4.06. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws as required by law; (c) be the custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (d) keep a register of the address of each shareholder, which shall be furnished to the secretary by such shareholder; (e) sign with the President, or the Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the Secretary by the President or the Board of Directors.

         4.07. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever; (c) deposit all monies received in the name of the corporation in the banks or other depositories as shall be selected in accordance with the provisions of Article 5 of these Bylaws; and (d) perform the duties as from time to time may be assigned to the Treasurer by the President or the Board of Directors.

         4.08. Assistant Secretaries and Treasurers. One or more Assistant Secretaries or Assistant Treasurers may be appointed by the Board of Directors. Such persons shall have such duties as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary or Treasurer, as the case may be.

         4.09. Compensation. The compensation of the officers shall be fixed or approved from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the corporation.

                                ARTICLE 5

    Contracts, Loans, Checks, Deposits, and Official Books and Records

         5.01. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific matters.

         5.02. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. The Board of Directors shall have the following power with respect to the lending of funds:

              (a) Loans of Funds, Generally. To lend money in furtherance of any of the purposes of the Corporation; to invest and reinvest the funds of the Corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested.

              (b) Loans to Employees and Directors. If approved by the holders of a majority of the voting shares, to lend money and use its credit to assist any employee or director of the Corporation, if the Board of Directors determines that such loan or assistance may benefit the Corporation.

         5.03. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or agent of the corporation and in such manner as shall from time to time be determined by a resolution of the Board of Directors.

         5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other depositories as the Board of Directors may by resolution select.

         5.05. Official Books and Records. The official books and records of the corporation shall consist of the minute book, the stock book, the stock transfer book, and the books and records of account. The Secretary shall be responsible for their upkeep and safekeeping. Any shareholder, either in person or by representative, shall have the right to inspect and make copies or extracts of the official books and records at any reasonable time for any lawful purpose.

                               ARTICLE 6

                             Capital Stock

         6.01. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or the Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation.
    All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         6.02. Consideration for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

         6.03. Issuance of Shares. Shares of capital stock of the corporation shall not be issued except on a majority vote of the Board of Directors. The vote of each director shall appear in the written minutes of each Board of Directors' meeting in which the issuance of shares was approved.

         6.04. Dividends. The holders of the capital stock of the Corporation shall be entitled to receive, when and as declared by the Board of Directors, solely out of unreserved and unrestricted earned surplus, dividends payable either in cash, in property, or in shares of capital stock. No dividends shall be paid upon the capital stock in any medium if the source out of which it is proposed to pay the dividend is due to or arises from unrealized appreciation in value or from a revaluation of assets, or if the Corporation is, or is thereby rendered, incapable of paying its debts as they become due in the usual course of its business.

         6.05. Uncertified Shares. Shares of the capital stock of the Corporation shall not be issued without a certificate.

                               ARTICLE 7

                              Amendments

         7.01. Amendment. These Bylaws may be amended or repealed, and new bylaws may be adopted, by the holders of a majority of the voting shares at any annual or special meeting or by a majority vote of the Board of Directors at any regular or special meeting, except that the shareholders in amending or repealing a particular bylaw may provide that the Board of Directors may not amend or repeal that bylaw.

         Accepted and Adopted by the Board of Directors on the 27th day of January, 2000.


                                  By: _______/s/____________
                                  Jennifer Ngo, President